Exhibit 99.1

Centrus Announces Commencement of Cash Tender Offer to Purchase All of
Its Outstanding Series B Senior Preferred Stock and Consent Solicitation

BETHESDA, MD., October 20, 2021 /PRNewswire/ -- Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) announced that the Company is commencing today a tender offer to purchase all of its outstanding Series B Senior Preferred Stock, par value $1.00 per share (the “Series B Preferred Shares”), at a price per Series B Preferred Share (inclusive of any rights to accrued but unpaid dividends) of $1,145.20, less any applicable withholding taxes. The aggregate liquidation preference per Series B Preferred Share (including accrued but unpaid dividends) was $1,347.29 as of September 30, 2021. The tender offer will expire at 5:00 p.m., Eastern Standard Time, on Thursday, November 18, 2021, unless the offer is extended. Tenders of Series B Preferred Shares must be made prior to the expiration of the tender offer and may be withdrawn at any time prior to the expiration time, in each case, in accordance with the procedures described in the tender offer materials. The Company intends to pay for the shares repurchased in the tender offer with available cash.

Stockholders whose Series B Preferred Shares are purchased in the tender offer will be paid $1,145.20 in cash, less any applicable withholding taxes, for each share (inclusive of any rights to accrued but unpaid dividends) after the expiration of the tender offer. As of September 30, 2021, there were 37,847 Series B Preferred Shares outstanding, with an aggregate liquidation preference of approximately $51.0 million or approximately $1,347.29 per share, consisting of (i) approximately $37.8 million original liquidation preference and (ii) approximately $13.2 million of cumulative accrued unpaid dividends.

Concurrently with the tender offer, the Company is also soliciting consents from holders of the Series B Preferred Shares to amend (the “Series B Preferred Amendment”) the certificate of designation of the Series B Preferred Shares (the “Certificate of Designation”) from and after the effective date of the Series B Preferred Amendment to: (i) cease any obligation to pay dividends on Series B Preferred Shares (other than the payment of accrued dividends in connection with a redemption or distribution of assets upon liquidation, dissolution or winding up), (ii) permit the Company to redeem Series B Preferred Shares during the 90 days following the date of effectiveness of the Series B Preferred Amendment at the same redemption price per share as the tender offer (plus provision for additional accrued dividends), (iii) remove the prohibition on the declaration and payment of dividends on junior stock of the Company, which includes all shares of the Company’s capital stock defined as “Common Stock” in the Company’s Amended and Restated Certificate of Incorporation, or the redemption, purchase or acquisition of such junior stock, and (iv) remove the restriction on redemption, purchase or acquisition of capital stock of the Company ranking on parity with the Series B Preferred Shares.

Pursuant to the terms of the Certificate of Designation, the consent of holders of at least 90% of the outstanding Series B Preferred Shares is required to approve the Series B Preferred Amendment. Therefore, one of the conditions to the adoption of the Series B Preferred Amendment is the receipt of the consent of holders of at least 90% of the outstanding Series B Preferred Shares. If the Series B Preferred Amendment is approved, the Company currently intends to redeem all Series B Preferred Shares that remain outstanding following the consummation of the tender offer at the reduced redemption price referred to in clause (ii) above.

D.F. King & Co., Inc. is serving as information agent for the tender offer and Computershare Trust Company, N.A. is serving as the depositary for the tender offer. Once commenced, please direct all questions relating to the tender offer to the information agent, D. F. King & Co., Inc. toll-free at (800) 967-5074; banks and brokers may call D.F. King at (212) 269-5550, or via e-mail at centrus@dfking.com.

The tender offer will not be contingent upon the receipt of financing or any minimum number of Series B Preferred Shares being tendered. However, the tender offer and consent solicitation are subject to a number of other terms and conditions, which will be described in detail in the offer to purchase for the tender offer and consent solicitation. Specific instructions and a complete explanation of the terms and conditions of the tender offer will be contained in the offer to purchase, the related letter of transmittal and other related materials, which will be mailed to stockholders of record promptly after commencement of the tender offer.

While the Centrus Board of Directors has authorized Centrus to make the tender offer and consent solicitation, neither Centrus, its board of directors, the depository, nor the information agent makes any recommendation as to whether to tender and consent to the Series B Preferred Amendment or refrain from tendering Series B Preferred Shares. Centrus has not authorized any person to make any such recommendation. Stockholders must make their own decision as to whether to tender some or all of their Series B Preferred Shares and consent to the Series B Preferred Amendment. In doing so, stockholders should consult their own financial and tax advisors and read carefully and evaluate the information in the tender offer and consent solicitation documents, when available.

Additional Information Regarding the Tender Offer

This communication is for informational purposes only. This communication is not a recommendation to buy or sell Centrus Series B Preferred Shares or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell Centrus Series B Preferred Shares or any other securities. Centrus has filed a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the United States Securities and Exchange Commission (the “SEC”). The tender offer and consent solicitation are only made pursuant to the offer to purchase, letter of transmittal and consent and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the tender offer and consent solicitation. Stockholders may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that Centrus has filed with the SEC at the SEC’s website at www.sec.gov or from the Centrus website at www.centrusenergy.com or from the information agent for the tender offer.

About Centrus

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “will,” “should,” “could,” “would,” or “may” and other words of similar meaning. These statements include statements regarding the terms and timing of completion of the tender offer and consent solicitation, including acceptance of purchase of the Series B Preferred Shares, the expected expiration time and the satisfaction or waiver of certain conditions to the tender offer and consent solicitation, and the Company’s intention to redeem all Series B Preferred Shares that remain outstanding following consummation of the tender offer. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular risks and uncertainties that could cause results to differ from those expressed in these financial statements include conditions in financial markets, response by Series B Preferred holders to the tender offer and consent solicitation and other factors described in the Company’s filings with the Securities and Exchange Commission. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

Centrus Investor Contacts:

Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com

Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com